                                                                  Exhibit (b)(2)


                               NBD Bank, as Agent
                               611 Woodward Avenue
                             Detroit, Michigan 48226

                                December 23, 1997

Invacare Corporation
899 Cleveland Street
P.O. Box 4028
Elyria, Ohio 44036-2125
Attention: Chief Financial Officer

         Re: Loan Agreement dated as of November 18, 1997 (the "Loan Agreement") among Invacare Corporation (the "Company") and certain other Borrowers named therein, the Banks named therein, NBD Bank, as Agent, and KeyBank National Association, as Co-Agent

Ladies and Gentlemen:

         The Borrowers have requested that NBD Bank increase its Commitment under the Loan Agreement from $85,000,000 to $92,500,000 and that KeyBank National Association increase its Commitment under the Loan Agreement from $75,000,000 to $82,500,000. NBD Bank and KeyBank National Association each hereby agree to increase their respective Commitments to such respective amounts as set forth next to their respective name on the Schedule of Commitments attached hereto. By its acceptance below, Invacare Corporation hereby consents and agrees to the Schedule of Commitments attached hereto.

         The agreements set forth herein shall not become binding on any party hereto until a duly authorized officer of each party hereto shall have executed a counterpart of this letter and delivered such counterpart to the Agent. The terms used but not defined herein shall have their respective meanings ascribed thereto in the Loan Agreement.

                                  NBD BANK, as Agent and as a Bank

                                  By:  /s/ Winifred S. Pinet
                                       -----------------------------------------

                                       Its: First Vice President
                                            ------------------------------------


                                  KEYBANK NATIONAL ASSOCIATION, as Co-
                                  Agent and as a Bank

                                  By:  /s/ Richard A. Pohle
                                       -----------------------------------------

                                       Its: Vice President
                                            ------------------------------------

Accepted and Agreed:

INVACARE CORPORATION, as Treasury
Manager for the Borrowers

By: /s/ Thomas R. Miklich
    ---------------------------------------

  Its: Chief Financial Officer
       ------------------------------------

                             SCHEDULE OF COMMITMENTS


                                                                          Percentage of
                                                 Commitment              Revolving Credit
Bank                                               Amount                   Commitment
----                                             ----------              ----------------

NBD Bank                                         $92,500,000                    21.77%

KeyBank National Association                      82,500,000                    19.42%

National City Bank                                50,000,000                    11.77%

Societe Generale                                  25,000,000                     5.88%

Sun Trust Bank, Central Florida, N.A.             25,000,000                     5.88%

Wachovia Bank of Georgia, NA                      25,000,000                     5.88%

PNC Bank, National Association                    25,000,000                     5.88%

Commerzbank, Aktiengesellschaft,
   Chicago Branch                                 25,000,000                     5.88%

The Bank of New York                              25,000,000                     5.88%

Michigan National Bank                            25,000,000                     5.88%

Bank of Montreal                                  25,000,000                     5.88%
                                               -------------

TOTAL COMMITMENT OF ALL OF THE BANKS:           $425,000,000